As filed with the Securities and Exchange Commission on February 18, 2009
                                                     Registration No. 333-144210
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   Post-Effective Amendment No. 1 to Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           BARR PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                             42-1612474
   State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)           Identification Number)

                             400 Chestnut Ridge Road
                      Woodcliff Lake, New Jersey 07677-7668
                                 (201) 930-3300
           (Address of Principal Executive Offices Including Zip Code)

--------------------------------------------------------------------------------
           Barr Laboratories, Inc. 2007 Stock and Incentive Award Plan
                            (Full title of the plans)
--------------------------------------------------------------------------------

                                William S. Marth
                       c/o Teva Pharmaceuticals USA, Inc.
                                1090 Horsham Road
                      North Wales, Pennsylvania 19454-1090
                                 (215) 591-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ___________________________

                                 With copies to:

                                 Peter H. Jakes
                               Jeffrey S. Hochman
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

                           ___________________________

                                     _______

                       DEREGISTRATION OF UNSOLD SECURITIES
                                     _______

     The shares of common stock of Barr Pharmaceuticals, Inc., par value $0.01 per share (the "Common Stock") previously registered for sale to the public and remaining unsold under this Registration Statement are hereby withdrawn from registration.

     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, February 18, 2009.


                                    Barr Pharmaceuticals, LLC,
                                    as the successor entity by
                                    merger to BARR
                                    PHARMACEUTICALS, INC.


                                    By:  /s/ William S. Marth
                                         ---------------------------------------
                                         William S. Marth
                                         President (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Name                                       Title(s)                               Date
             ----                                       --------                               ----

/s/ William S. Marth                         President (Chief Executive Officer) and        February 18, 2009
---------------------------------                         Manager
    William S. Marth

/s/ Deborah A. Griffin                   Chief Financial Officer (Principal Financial       February 18, 2009
---------------------------------        Officer and Principal Accounting Officer)
    Deborah A. Griffin

/s/ Richard S. Egosi                                      Manager                           February 18, 2009
---------------------------------
    Richard S. Egosi

